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VitalStream Strengthens Management Team with Appointment of Eric L. Mersch as Chief Financial Officer

Irvine, CA, August 15, 2006 - VitalStream Holdings, Inc. (Nasdaq: VSTH), the world leader in audio and video streaming, today announced that it has further strengthened its management team with the appointment of Eric L. Mersch, age 38, as chief financial officer. Current CFO Mark Belzowski will remain with the company in a senior capacity.

Mr. Mersch joins VitalStream from Harrah’s Entertainment, Inc., where he served most recently as vice president, finance for Harrah’s Las Vegas and The Flamingo. During his tenure at the firm, Harrah’s revenue doubled from approximately $4 billion to $9 billion, and he was a key manager in the Company’s acquisition and subsequent integration of Caesars Entertainment, the largest acquisition in the gaming industry. Before joining Harrah’s in March of 2003, Mr. Mersch was CFO of Andre-Boudin Bakeries, Inc. from June 2001 to December 2002 and Senior Associate, Corporate Finance at the technology-focused investment bank Robertson Stephens from March 2000 to March 2001. Mr. Mersch began his career in June of 1990 with the United States Navy, serving over a seven year period as Division Officer of the USS Los Angeles, Special Projects Officer, Chief of Naval Operations at The Pentagon and Lieutenant specializing in submarine operations and intelligence projects. He holds a Bachelor of Science degree in Economics from the United States Naval Academy, a Masters in Nuclear Power Engineering from the Submarine Officer Nuclear Engineering School and a Masters in Business Administration from Harvard Business School.

Jack Waterman, chairman and chief executive officer of VitalStream, commented, “As VitalStream has continued to grow and develop, we are pleased to be attracting world-class talent to our organization. We are excited to welcome Eric on board, further strengthening our management team following the recent appointments of Michel Maeso as Executive VP of Global Sales and Marketing and Chris Dion as VP of Business Development and International Sales. With a strong financial position and the addition of these high-caliber executives, we are well-positioned to continue to execute on the numerous opportunities in front of us.”

“I am thrilled to be joining VitalStream at such an exciting time in the Company’s development,” said Mr. Mersch. “VitalStream is operating in a captivating, high-growth market, and I look forward to working with management and the board of directors to oversee the Company’s financial growth.”

About VitalStream, Inc.
VitalStream, Inc., a wholly owned subsidiary of VitalStream Holdings, Inc. (Nasdaq: VSTH), is a global provider of integrated content delivery services that enable businesses to broadcast digital media and communications to worldwide audiences via the Internet. The company provides complete solutions, including video and audio streaming, advertising placement, delivery, reporting and analysis, live event broadcasting, media asset management, integrated Web hosting and consulting services, that seamlessly integrate with today's leading streaming media technologies. To ensure a worldwide reach, VitalStream engineered its award-winning content delivery network certified for quality delivery in the United States, Europe and Asia. For more information, visit www.vitalstream.com.

Forward-Looking Statements
This news release contains forward-looking statements made in reliance upon the safe harbor provision of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by these statements. Forward-looking statements may include statements addressing future financial and operational results of the company. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that our existing customers may cease to use or reduce our services and/or may not use our services at the projected rate; our dependence upon a few key customers; uncertainties regarding the sufficiency of our existing capital or our ability to raise capital in the future; the risk that we may not grow as projected because of a decline in demand for Internet hosting and streaming services, an inability to compete in the marketplace, problems associated with the reliability or safety of our network; our failure to adapt our product offerings that satisfy existing and emerging customer demands; and/or uncertainties regarding our ability to pursue our proposed business strategy. More detailed information about these factors and others are discussed in “Risk Factors,” and elsewhere in the most recently filed Annual Report on Form 10-K of VitalStream Holdings, Inc., and other documents periodically filed by VitalStream Holdings, Inc. with the SEC. Such forward-looking statements speak only as of the date of this release. The company is under no obligation and expressly disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

VitalStream is a registered trademark of VitalStream, Inc. All other names and marks are property of their respective holders.